Exhibit 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last 60 days by or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on May 12, 2022. All such transactions were open-market purchases of Shares made through an affiliate of the Reporting Persons that transferred such Shares to Emergent Fidelity Technologies Ltd. at those Shares’ respective purchase prices. The Reporting Persons undertake to provide, upon request of the staff of the Securities and Exchange Commission, full information regarding the number of Shares purchased at each separate price within the price ranges set forth on the table below.

Transaction Date	Buy/Sell	Quantity	Weighted Avg. Price	Price Range
03/14/2022	Buy	800,000	10.7092	10.4450 - 11.1300
03/15/2022	Buy	800,000	10.8915	10.5050 - 11.1100
03/16/2022	Buy	800,000	12.5464	11.9300 - 12.8400
03/17/2022	Buy	800,000	13.4212	12.7200 - 13.7000
03/22/2022	Buy	400,000	13.5252	13.2950 - 13.8500
03/23/2022	Buy	800,000	13.1211	12.8200 - 13.3350
03/24/2022	Buy	600,000	12.9467	12.8250 - 13.0400
03/25/2022	Buy	400,000	12.4069	12.2700 - 12.5200
03/28/2022	Buy	400,000	12.5177	12.2750 - 12.8000
04/11/2022	Buy	400,000	11.2423	11.0100 - 11.4650
04/12/2022	Buy	400,000	11.5911	11.3550 - 11.8300
04/13/2022	Buy	400,000	11.7531	11.4200 - 11.9300
04/14/2022	Buy	400,000	11.5851	11.3050 - 11.8800
04/18/2022	Buy	400,000	11.0111	10.9050 - 11.2700
04/19/2022	Buy	400,000	11.3910	11.2350 - 11.6300
04/20/2022	Buy	400,000	10.8683	10.6950 - 11.1050
04/27/2022	Buy	900,000	9.5583	9.3950 - 9.7600
04/28/2022	Buy	900,000	9.7489	9.2700 - 10.1900
05/02/2022	Buy	2,400,000	10.1458	9.5400 - 10.4800
05/03/2022	Buy	2,800,000	10.0107	9.6450 - 10.4900
05/04/2022	Buy	1,515,910	10.2058	9.8950 - 10.4950
05/04/2022	Buy	522,559	10.6816	10.5000 - 10.9050
05/05/2022	Buy	2,400,000	10.6365	10.3650 - 10.9500
05/06/2022	Buy	1,450,000	10.2339	9.9200 - 10.6500
05/09/2022	Buy	2,400,000	9.7423	9.4250 - 10.2300
05/10/2022	Buy	2,800,000	9.3580	8.9200 - 9.8800
05/11/2022	Buy	1,590,165	8.2786	8.0100 - 8.4950
05/11/2022	Buy	1,609,835	8.9340	8.5000 - 9.3500